As filed with the Securities and Exchange Commission on September 25, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dehaier Medical Systems Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 501, Jiuzhou Plaza 83 Fuxing Road, Haidian District Beijing 100856 China +86 (10) 5166-0080	CT Corporation System 111 Eighth Avenue New York, New York 10011 (800) 624-0909
(Address of Principal Executive Offices) (ZIP Code)	(Name, address and telephone number, including area code, of agent for service)

Dehaier Medical Systems Limited 2013 Share Incentive Plan

Dehaier Medical Systems Limited 2014 Share Incentive Plan

(Full titles of the plans)

With copies to:

Anthony W. Basch, Esq.

J. Britton Williston, Esq.

Kaufman & Canoles, P.C.

Two James Center

1021 East Cary Street, Suite 1400

Richmond, Virginia 23219

(804) 771-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price(5)	Amount of registration fee(5)
Common shares, par value $0.002731 per share, under the 2013 Share Incentive Plan	462,000	(2)	$5.42	$2,504,040	$322.52
Common shares, par value $0.002731 per share, under the 2014 Share Incentive Plan	231,000	(3)	$5.31	$1,226,610	$157.99
Common shares, par value $0.002731 per share, under the 2014 Share Incentive Plan	235,800	(4)	$5.42	$1,278,036	$164.61
Total	928,800		N/A	N/A	$645.12	(6)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be issuable in accordance with the 2014 Share Incentive Plan (the “2014 Plan”) and the 2013 Share Incentive Plan (the “2013 Plan) to prevent dilution from stock splits, stock dividends or similar transactions.

(2) The 462,800 shares registered hereby represent common shares issuable pursuant to the 2013 Plan, either directly or upon exercise of options or warrants issued under the 2013 Plan. The aggregate offering price and fee associated with such shares were calculated in accordance with Rule 457(h) and 457(c) based on the average of the high and low prices reported for the Registrant’s common shares on the NASDAQ Capital Market on September 24, 2014, which were $5.00 and $5.83, respectively.

(3) 231,000 common shares granted under the 2014 Plan have a price of $5.31 per share. The aggregate offering price and fee associated with these ordinary shares were determined in accordance with Rule 457(h)(1).

(4) The remaining 235,800 shares registered hereby represent common shares issuable pursuant to the 2014 Plan, either directly or upon exercise of options or warrants issued under the 2014 Plan. The remaining 235,800 shares available under the 2014 Plan have not been granted. The 2014 Plan provides that the maximum number of shares of company stock that may be granted pursuant to the 2014 Plan shall not exceed ten percent of the number of issued and outstanding shares of company stock as of December 31 of the immediately preceding fiscal year. Thus, an additional number of common shares may automatically be added annually to the common shares authorized for issuance under the 2014 Plan on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The aggregate offering price and fee associated with the 235,800 shares registered hereby were calculated in accordance with Rule 457(h) and 457(c) based on the average of the high and low prices reported for the Registrant’s common shares on the NASDAQ Capital Market on September 24, 2014, which were $5.00 and $5.83, respectively.

(5) Determined in accordance with Rule 457(h).

(6) Paid herewith.

EXPLANATORY NOTE

Dehaier Medical Systems Limited (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register its common shares, par value $0.002731 per share, issuable pursuant to the Plan.  The Registrant’s stockholders approved the Plan on July 28, 2014.  This Registration Statement is being filed in order to register the Registrant’s common shares that may be offered or sold to participants under the Plan, either directly or upon exercise of options or warrants issued under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written request to: Secretary, Dehaier Medical Systems Limited, Suite 501, Jiuzhou Plaza, 83 Fuxing Road, Haidian District, Beijing 100856 China, +86 (10) 5166-0080.

Reoffer Prospectus

231,000 SHARES

DEHAIER MEDICAL SYSTEMS LIMITED

COMMON SHARES

This prospectus relates to the reoffer and resale by a selling shareholder of our common shares that were issued or may be issued by us to the selling shareholder as restricted shares or upon the exercise of share options granted under the Dehaier Medical Systems Limited 2014 Share Incentive Plan. The shares are being reoffered and resold for the account of the selling shareholder, and we will not receive any of the proceeds from the resale of the shares.

The selling shareholder’s sales may be effected from time to time in one or more transactions on the NASDAQ Capital Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “DHRM.” On September 24, 2014, the closing price for our common shares, as reported on the NASDAQ Capital Market was $5.05 per share.

Our principal executive offices are located at Room 501, 83 Fuxing Road, Haidian District, Beijing 100856, People’s Republic of China, and our telephone number there is +86 (10) 5166-0080.

This investment involves risk. See “Risk Factors” beginning at page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE

SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE

SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF

THIS PROSPECTUS. ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is September 25, 2014.

TABLE OF CONTENTS

Forward Looking Statements	3

Risk Factors	4

The Company	5

Selling Shareholders	6

Plan Of Distribution	7

Experts	7

Legal Matters	7

Where You Can Find More Information	7

Incorporation Of Certain Information By Reference	8

Indemnification	9

Information Required In The Section 10(A) Prospectus	9

FORWARD LOOKING STATEMENTS

This document contains certain statements of a forward-looking nature. Such forward-looking statements, including but not limited to projected growth, trends and strategies, future operating and financial results, financial expectations and current business indicators are based upon current information and expectations and are subject to change based on factors beyond the control of the Company. Forward-looking statements typically are identified by the use of terms such as “look,” “may,” “should,” “might,” “believe,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to the following:

•	the timing of the development of future products;
•	projections of revenue, earnings, capital structure and other financial items;
•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;
•	statements of expected future economic performance;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding us or our business.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this Report. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to our annual report on Form 20-F filed with the SEC on April 1, 2014 together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties incorporated herein by reference are not the only ones we face, but represent the material risks to our business. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may harm our business and financial performance. If any of the risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment. You should carefully consider these risk factors, together with all of the other information in this prospectus and the documents we have incorporated by reference in the section “Where You Can Find Additional Information” located on page 7 of this prospectus before you decide to purchase any of our ordinary shares (“Shares”).

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THE COMPANY

Our business consists of the marketing and sale of home respiratory and oxygen homecare products and services as well as other medical devices in China. We develop and assemble some of our branded products from components manufactured by third parties according to our specifications. We do not manufacture these components ourselves. In addition to our branded products, we also sell a variety of products developed, manufactured and assembled by third parties, which we refer to in this prospectus as our distributed products.

We sell the majority of our branded and distributed products to distributors, and a very small amount to other end users. Distributors, however, sell their products to the same end users, which include hospitals, clinics and individuals.

We have contractual distribution relationships with over 2,000 independent distributors, keep close relationships with 3,000 hospitals and employ 70 direct sales and sales support personnel. We distribute our medical products through more than 20 offices in different regions of China, and we leverage our customer experience centers to distribute homecare products to our customers. We have begun to develop our business internationally by entering distribution relationships with third parties and employing our own direct sales force. We have recently established an oxygen therapy center in Beijing to deliver oxygen and cross-sell homecare products through this platform.

Our principal executive offices are located at Room 501, Jiuzhou Plaza, 83 Fuxing Road, Haidian District, Beijing 100856, People’s Republic of China. Our telephone number at this address is +86 (10) 5166-0080. Our common shares are traded on the NASDAQ Capital Market under the symbol “DHRM.”

Our Internet website, www.dehaier.com.cn, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 20-F and current reports on Forms 6-K filed with the United States Securities and Exchange Commission (the “SEC”) are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

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SELLING SHAREHOLDERS

This prospectus relates to the Shares that are being registered for reoffers and resales by a selling shareholder who has acquired or may acquire Shares pursuant to the Plan.  Such selling shareholder is an “affiliate” (as such term is defined under Rule 405 under the Securities Act).

The selling shareholder is our current Chief Executive Officer and a director, Ping Chen. Mr. Chen has acquired or may acquire in the future Shares under the Plan.  Mr. Chen may, from time to time, resell all, a portion or none of the Shares covered by this prospectus.  There is no assurance that Mr. Chen will sell any or all of the Shares offered by him under this registration statement.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The Shares to which this reoffer prospectus relates are being registered for reoffers and resales by the selling shareholder, who acquired the Shares pursuant to an option agreement or restricted share agreement with our company.

The table below sets forth with respect to the selling shareholder, based upon information available as of September 24, 2014, the number of Shares owned before sale (including, the common shares covered by this reoffer prospectus, common shares not covered by this reoffer prospectus and vested and unvested options to purchase common shares), the number of Shares registered by this reoffer prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered ordinary shares assuming the sale of all of the registered common shares.

Selling Shareholder	Number of Shares owned before sale		Number of Shares registered by this reoffer prospectus(1)	Number of Shares owned after sale		Percentage of Shares owned after sale(2)

Ping Chen	1,579,742	(3)	231,000	1,348,742	(4)	22.10%

(1)	Represents the maximum number of Shares issued under the Incentive Plan that could be sold under this prospectus if the holder exercised all of his options when vested and sold the underlying Shares and sold all restricted shares when vested. Does not constitute a commitment to sell any or all of the stated number of Shares. The number of Shares to be sold shall be determined from time to time by each selling shareholder in his discretion. Includes Shares underlying vested and unvested options.

(2)

Based on 6,103,675 Shares outstanding, which includes 5,628,675 Shares outstanding as of September 24, 2014, and assumes all Mr. Chen's contingently issuable Shares (100,000 vested yet unissued Shares, 60,000 vested options not yet exercised, and 315,000 unvested options) will be issued. Does not include the effect of issuing Shares to any other option or warrant holders. To the extent (a) Shares underlying options held by Mr. Chen are not issued, or (b) Shares underlying options or warrants held by others are issued, Mr. Chen's percentage ownership would be lower than this amount.

(3)	Represents (a) 1,104,742 Shares held by Chen Ping Ltd, of which Ping Chen has the sole power to direct the voting and disposition, (b) Shares underlying options to purchase 60,000 Shares that have already vested, (c) Shares underlying options to purchase 90,000 and 94,000 Shares that were granted to Mr. Chen on December 29, 2011 and October 7, 2013, respectively, that have not vested, (d) Shares underlying options to purchase 100,000 Shares that were granted to Mr. Chen on August 20, 2014 that have not vested and (e) 100,000 Shares granted to Mr. Chen on August 20, 2014 that immediately vested.

(4)	Represents (a) 1,104,742 Shares held by Chen Ping Ltd, of which Ping Chen has the sole power to direct the voting and disposition, (b) Shares underlying options to purchase 60,000 Shares that have already vested, and (c) Shares underlying options to purchase 90,000 and 94,000 Shares that were granted to Mr. Chen on December 29, 2011 and October 7, 2013, respectively, that have not vested.

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PLAN OF DISTRIBUTION

The Shares may be offered by the selling shareholders from time to time in transactions on the NASDAQ Capital Market, any other stock exchange, market or trading facility on which our Shares are traded, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares or a combination of these methods of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may effect these transactions by selling the Shares to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser of the Shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.

There is no assurance that any of the selling shareholders will sell any or all of the Shares offered under this prospectus.

We have agreed to pay all expenses incurred in connection with the registration of the Shares offered under this prospectus, except that the selling shareholders shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these Shares.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting in giving said report.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Shares offered hereby have been passed upon by Kaufman & Canoles, P.C., British Virgin Islands counsel to our Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). You may read and copy any document which we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Additional information about us may also be obtained at our web site at www.dehaier.com.cn. We have filed with the SEC a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act with respect to the Shares. This reoffer prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our ordinary shares, you should consult the Registration Statement and its exhibits. Statements contained in this reoffer prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-33113) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

(1)	Our annual report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on April 1, 2014;

(2)	Our current reports on Form 6-K, filed with the SEC on April 11, 2014, June 5, 2014 and July 30, 2014;

(3)	The description of the common shares, $0.002731 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the SEC November 12, 2009 (File Number 333-163041) and declared effective by the SEC on March 26, 2010, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we have filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the completion of the offering shall be deemed to be incorporated by reference into this reoffer prospectus and to be part of this reoffer prospectus from the date of filing of these documents. We will provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered a copy of any or all documents incorporated by reference into this reoffer prospectus except the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You may request copies by writing or telephoning Secretary, Dehaier Medical Systems Limited, Room 501, 83 Fuxing Road, Haidian District, Beijing 100856, People’s Republic of China; telephone number +86 (10) 5166-0080.

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INDEMNIFICATION

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our third amended and restated memorandum and articles of association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registration information) will be sent or given to the participants of the Dehaier Medical Systems Limited 2014 Share Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(1)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on April 1, 2014;

(2)	The Registrant’s current reports on Form 6-K, filed with the SEC on April 11, 2014, June 5, 2014 and July 30, 2014; and

(3)	The description of the common shares, $0.002731 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the SEC November 12, 2009 (File Number 333-163041) and declared effective by the SEC on March 26, 2010, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the memorandum and articles of association of the Registrant, the Registrant may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index is hereby incorporated by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused it to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beijing, China on September 25, 2014.

Dehaier Medical Systems Limited

By:	/s/ Ping Chen
Name:	Ping Chen
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Huili (Alisa) Li
Name:	Huili (Alisa) Li
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Signature-1

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Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ping Chen, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any and all related registration statements and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement on Form S-8.

SIGNATURE	TITLE	DATE

/s/ Ping Chen	Chief Executive Officer and Director	September 25, 2014
Ping Chen	(Principal Executive Officer)

/s/ Huili (Alisa) Li	Chief Financial Officer and Director	September 25, 2014
Huili (Alisa) Li	(Principal Accounting and Financial Officer)

/s/ Phil Fan	Director	September 25, 2014
Phil Fan	(Authorized Representative in the United States)

/s/ Mingwei Zhang	Director	September 25, 2014
Mingwei Zhang

/s/ Genhui Chen	Director	September 25, 2014
Genhui Chen

Signature-2

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Specimen Share Certificate(1)
5.1	Opinion of Kaufman & Canoles, P.C., British Virgin Islands Counsel(2)
23.1	Consent of Friedman LLP (2)
23.2	Consent of Kaufman & Canoles, P.C., British Virgin Islands Counsel (contained in Exhibit 5.1)(2)
24.1	Powers of Attorney (included in Part II of this Registration Statement)(2)
99.1	Dehaier Medical Systems Ltd 2013 Share Incentive Plan(2)
99.2	Dehaier Medical Systems Ltd 2014 Share Incentive Plan(2)

(1)	Incorporated by reference to the Company’s registration statement on Form S-1, file No. 333-163041, filed on November 12, 2009, as amended.
(2)	Filed herewith.

Exhibit-1

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